UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

September 26, 2008

Date of Report (Date of earliest event reported)

BALLANTYNE OF OMAHA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street

Omaha, Nebraska

68112

(Address of principal executive offices)		(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 3.03               Material Modification of Rights of Security Holders

Effective September 26, 2008, the Company entered into a Ninth Amendment (the “Amendment”) to its Revolving Credit Agreement (the “Original Credit Facility”) with First National Bank of Omaha, Inc. to extend the maturity date of the interim extension of credit (the “Interim Credit Facility”) to August 30, 2009 and to reduce the available borrowings under the Interim Credit Facility to $9.4 million. The Amendment also contains certain other nonmaterial amendments to the Revolving Credit Agreement.

The credit facilities contain certain restrictions primarily related to restrictions on acquisitions and dividends. All of the Company’s personal property and certain stock in its subsidiaries secure the credit facilities. No amounts are currently outstanding under either of the credit facilities.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

4.1 Ninth Amendment to the Revolving Credit Agreement dated September 26, 2008 between the Company and First National Bank of Omaha, Inc.

4.2 Secured Business Promissory Note dated September 26, 2008 between the Company and First National Bank of Omaha, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE OF OMAHA, INC.

Date: October 2, 2008	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and
Chief Financial Officer